SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ X ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Brantley Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

FOR IMMEDIATE RELEASE

BRANTLEY CAPITAL CORPORATION ANNOUNCES PRELIMINARY RESULTS OF
STOCKHOLDER MEETING; COMPANY’S DIRECTOR NOMINEES REELECTED;
DISSIDENT STOCKHOLDER PROPOSALS NOT APPROVED

CLEVELAND, September 20, 2002 – Brantley Capital Corporation (Nasdaq: BBDC) today announced the preliminary vote count from the Company’s Annual Meeting of Stockholders held on September 17, 2002.

The preliminary vote tally provided by the independent inspector of election, IVS Associates, Inc., indicates that the Company’s two nominees, James P. Oliver and Benjamin F. Bryan, were reelected as directors and two stockholder proposals submitted by dissident shareholder Phillip Goldstein were not approved. Stockholders also ratified the election of KPMG LLP as the Company’s independent public accountants. These results are preliminary pending final certification by the independent inspector of elections.

Robert P. Pinkas, Chairman and Chief Executive Officer of Brantley Capital, said, “We are pleased with the preliminary results. Brantley’s management and Board remain committed to reducing the discount between the Company’s stock price and its net asset value and we are actively pursuing a business plan we are confident will enhance value for all stockholders.”

FORWARD-LOOKING STATEMENTS The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in the company’s periodic filings with the Securities and Exchange Commission.

About Brantley Capital Corporation Brantley Capital Corporation is a publicly traded business development company primarily providing equity and long-term debt financing to small and medium-sized private companies throughout the United States. The Company’s investment objective is to achieve long-term capital appreciation in the value of its investments and to provide current income primarily from interest, dividends and fees paid by its portfolio companies. For further information, please visit the Company’s website at http://www.BrantleyCapital.com.

CONTACT:

Brantley Capital Corporation	Joele Frank, Wilkinson Brimmer Katcher
Tab Keplinger	Matthew Sherman
216-464-8400	212-355-4449

# # #